EXHIBIT 23(i)(a)



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Baldor Electric Company 1994 Incentive Stock Plan of our report dated February 3, 1998, with respect to the consolidated financial statements of Baldor Electric Company and affiliates incorporated by reference in its Annual Report (Form 10-K) for the year ended January 3, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                              /S/ Ernst & Young LLP

Little Rock, Arkansas
August 25, 1998